EXHIBIT 99

MBT Financial Corp. Announces Second Quarter 2009 Results
MONROE, Mich., July 27, 2009 — MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a second quarter 2009 net loss of $5.4 million, or $0.33 per diluted share, compared to the profit of $1.7 million, or $0.11 per diluted share in the second quarter of 2008. The year to date loss for 2009 is $6.7 million, or $0.42 per share compare to a profit of $4.4 million, or $0.27 per share in the first half of 2008.
H. Douglas Chaffin, President and CEO, commented, “This quarter marked the beginning of the fourth year of recession for the state of Michigan, a recession that has included an unprecedented decline in real estate values. As these declines in real estate values are recognized, we continue to charge down the value of properties held as the result of foreclosure. This was accounted for in the second quarter as a result of an auction of these properties held in early June, as well as our analysis of values for the remaining properties yet to be sold. In addition, we increased our Allowance for Loan Losses to account for the lower collateral values for the various problem loans remaining in our loan portfolio. Credit related expenses remained elevated due to the costs associated with maintaining and liquidating these properties. In spite of these challenges, changes in our balance sheet structure allowed us to maintain our capital ratio at a level that significantly exceeds the regulatory “well capitalized” minimum. Our strong capital position will help us through this prolonged recession and position us for growth when economic activity improves in southeast Michigan.”
Mr. Chaffin further commented on the Company’s earnings for the quarter, “Net Interest Income decreased $942,000 compared to the second quarter of 2008 due to a decrease of $86.2 million in average earning assets. The Provision for Loan Losses increased from $2.7 million in 2008 to $8 million as we built our Allowance for Loan Losses to $23.9 million, which represents 2.62% of total loans. The Allowance for Loan Losses is now at its highest level in our history and should assist us in mitigating significant additions in the near future provided loan quality stabilizes. Non interest income decreased from $3.9 million to $3.6 million as Wealth management income was impacted by the decrease in the market value of assets under management. Total non interest expense increased significantly due to an increase of $3.8 million in losses on Other Real Estate Owned (OREO) and an increase of $1.1 million in the cost of FDIC insurance. Net of these extraordinary expenses, our overall operating expenses decreased by 5.9% as a result of cost savings initiatives implemented earlier in the year.”
Mr. Chaffin concluded, “We believe that economic recovery in the country will begin soon, however, we are prepared for a longer recession in Michigan. For that reason, we have taken a conservative approach in valuing our OREO assets, and we will continue to maintain our strong capital, liquidity, and allowance for loan losses. Our community banking model is needed more than ever in our markets, and we believe that we are well positioned for the eventual economic recovery.”
Conference Call
MBT Financial Corp. will hold a conference call to discuss fourth quarter results on Tuesday, July 28, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (800) 860-2442. The event will be archived on the Company’s web site and available for twelve months following the call.
About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan, with $1.4 billion in assets. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers. Visit MBT’s web site at www.mbandt.com.
Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS — UNAUDITED

	Quarterly					Year to Date
	2009	2009	2008	2008	2008
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2009	2008

EARNINGS
Net interest income	$10,185	$10,213	$9,723	$11,086	$11,127	$20,398	$21,580
FTE Net interest income	$10,536	$10,565	$10,088	$11,417	$11,463	$21,101	$22,247
Provision for loan and lease losses	$8,000	$4,200	$10,000	$4,100	$2,700	$12,200	$3,900
Non-interest income	$3,630	$3,331	$3,900	$4,265	$3,858	$6,961	$7,820
Non-interest expense	$14,589	$11,997	$8,773	$11,365	$10,163	$26,586	$19,861
Net income (loss)	$(5,373)	$(1,367)	$(2,997)	$324	$1,718	$(6,741)	$4,365
Basic earnings (loss) per share	$(0.33)	$(0.08)	$(0.19)	$0.02	$0.11	$(0.42)	$0.27
Diluted earnings (loss) per share	$(0.33)	$(0.08)	$(0.19)	$0.02	$0.11	$(0.42)	$0.27
Average shares outstanding	16,182,528	16,165,841	16,143,902	16,136,402	16,130,806	16,174,231	16,125,926
Average diluted shares outstanding	16,193,278	16,181,966	16,154,652	16,147,152	16,148,006	16,184,981	16,140,101

PERFORMANCE RATIOS
Return on average assets	-1.48%	-0.37%	-0.77%	0.09%	0.45%	-0.92%	0.57%
Return on average common equity	-18.31%	-4.53%	-9.78%	1.04%	5.34%	-11.33%	6.77%

Base Margin	3.00%	2.89%	2.65%	3.08%	3.05%	2.94%	2.95%
FTE Adjustment	0.10%	0.10%	0.10%	0.09%	0.09%	0.10%	0.09%
Loan Fees	0.04%	0.05%	0.04%	0.07%	0.07%	0.05%	0.07%

FTE Net Interest Margin	3.14%	3.04%	2.79%	3.24%	3.21%	3.09%	3.11%

Efficiency ratio	70.22%	69.70%	59.11%	56.66%	61.24%	69.96%	62.83%
Full-time equivalent employees	370	383	384	366	384	378	382

CAPITAL
Average equity to average assets	8.10%	8.09%	7.83%	8.19%	8.42%	8.09%	8.39%
Book value per share	$6.80	$7.18	$7.49	$7.46	$7.52	$6.83	$7.52
Cash dividend per share	$0.01	$0.01	$0.09	$0.09	$0.18	$0.02	$0.36

ASSET QUALITY
Loan Charge-Offs	$6,334	$1,575	$10,132	$3,954	$2,607	$7,909	$6,562
Loan Recoveries	$456	$600	$252	$169	$317	$1,056	$533

Net Charge-Offs	$5,878	$975	$9,880	$3,785	$2,290	$6,853	$6,029

Allowance for loan and lease losses	$23,875	$21,753	$18,528	$18,408	$18,093	$23,875	$18,093

Nonaccrual Loans	$61,917	$50,437	$47,872	$34,892	$38,115	$61,917	$38,115
Loans 90 days past due	$300	$864	$93	$119	$109	$300	$109
Restructured loans	$7,552	$4,901	$5,811	$6,685	$6,023	$7,552	$6,023

Total non performing loans	$69,769	$56,202	$53,776	$41,696	$44,247	$69,769	$44,247
Other real estate owned & other assets	$19,215	$22,792	$19,211	$17,893	$18,065	$19,215	$18,065

Total non performing assets	$88,984	$78,994	$72,987	$59,589	$62,312	$88,984	$62,312
Problem Loans Still Performing	$59,076	$75,127	$63,935	$56,156	$41,188	$59,076	$41,188

Total Problem Assets	$148,060	$154,121	$136,922	$115,745	$103,500	$148,060	$103,500

Net loan charge-offs to average loans	2.57%	0.42%	4.08%	1.54%	0.93%	1.49%	1.22%
Allowance for losses to total loans	2.62%	2.35%	1.97%	1.88%	1.83%	2.62%	1.83%
Non performing loans to gross loans	7.66%	6.08%	5.71%	4.25%	4.47%	7.66%	4.47%
Non performing assets to total assets	6.17%	5.32%	4.67%	3.96%	4.04%	6.17%	4.04%
Allowance to non performing loans	34.22%	38.71%	34.45%	44.15%	40.89%	34.22%	40.89%

END OF PERIOD BALANCES
Loans and leases	$910,356	$923,919	$941,732	$981,038	$989,839	$910,355	$989,839
Total earning assets	$1,321,006	$1,363,015	$1,434,098	$1,383,659	$1,421,653	$1,321,006	$1,421,653
Total assets	$1,441,582	$1,485,854	$1,562,401	$1,505,709	$1,542,747	$1,441,582	$1,542,747
Deposits	$1,039,479	$1,066,886	$1,136,078	$1,080,194	$1,065,770	$1,039,479	$1,065,770
Interest Bearing Liabilities	$1,189,725	$1,232,573	$1,282,993	$1,234,705	$1,267,718	$1,189,725	$1,267,718
Shareholders’ equity	$110,010	$116,096	$120,977	$120,413	$121,348	$110,511	$121,348
Total Shares Outstanding	16,187,277	16,178,121	16,148,482	16,139,538	16,132,513	16,187,277	16,132,513

AVERAGE BALANCES
Loans and leases	$918,513	$934,766	$963,445	$980,466	$992,618	$926,596	$995,339
Total earning assets	$1,346,749	$1,405,306	$1,436,265	$1,398,768	$1,432,923	$1,375,868	$1,438,445
Total assets	$1,452,339	$1,513,312	$1,557,430	$1,505,823	$1,536,884	$1,482,657	$1,540,966
Deposits	$1,054,447	$1,100,982	$1,144,238	$1,076,734	$1,076,046	$1,077,587	$1,092,855
Interest Bearing Liabilities	$1,212,880	$1,258,040	$1,297,202	$1,245,873	$1,273,052	$1,235,336	$1,278,521
Shareholders’ equity	$117,677	$122,371	$121,969	$123,355	$129,353	$120,010	$129,264

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31,
Dollars in thousands	(Unaudited)	2008

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	18,047	24,463
Interest bearing	5,513	26,323

Total cash and cash equivalents	23,560	50,786

Securities — Held to Maturity	40,578	46,840
Securities — Available for Sale	351,473	406,117
Federal Home Loan Bank stock — at cost	13,086	13,086
Loans held for sale	825	784
Loans — Net	885,656	922,420
Accrued interest receivable and other assets	46,517	43,973
Bank Owned Life Insurance	47,592	45,488
Premises and Equipment — Net	32,295	32,907

Total assets	$1,441,582	$1,562,401

Liabilities
Deposits:
Non-interest bearing	$128,254	$144,585
Interest-bearing	911,225	991,493

Total deposits	1,039,479	1,136,078

Federal Home Loan Bank advances	248,500	261,500
Repurchase agreements	30,000	30,000
Interest payable and other liabilities	13,593	13,846

Total liabilities	1,331,572	1,441,424

Shareholders’ Equity
Common stock (no par value)	496	321
Retained Earnings	115,832	122,896
Accumulated other comprehensive income	(6,318)	(2,240)

Total shareholders’ equity	110,010	120,977

Total liabilities and shareholders’ equity	$1,441,582	$1,562,401

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Quarter Ended June 30,
Dollars in thousands (except per share data)	2009	2008

Interest Income
Interest and fees on loans	$13,165	$15,771
Interest on investment securities-
Tax-exempt	865	818
Taxable	3,828	4,798
Interest on balances due from banks	12	—
Interest on federal funds sold	—	—

Total interest income	17,870	21,387

Interest Expense
Interest on deposits	4,582	6,368
Interest on borrowed funds	3,103	3,892

Total interest expense	7,685	10,260

Net Interest Income	10,185	11,127
Provision For Loan Losses	8,000	2,700

Net Interest Income After
Provision For Loan Losses	2,185	8,427

Other Income
Income from wealth management services	906	1,119
Service charges and other fees	1,432	1,586
Net gain (loss) on sales of securities	50	23
Origination fees on mortgage loans sold	122	91
Bank Owned Life Insurance income	296	275
Other	824	764

Total other income	3,630	3,858

Other Expenses
Salaries and employee benefits	5,400	5,441
Occupancy expense	727	916
Equipment expense	771	848
Marketing expense	279	356
Professional fees	409	455
Collection expense	101	95
Net loss on other real estate owned	4,174	354
Other real estate owned expense	467	432
FDIC deposit insurance assessment	1,250	136
Other	1,011	1,130

Total other expenses	14,589	10,163

Income (Loss) Before Income Taxes	(8,774)	2,122
Income Tax Expense (Benefit)	(3,401)	404

Net Income (Loss)	$(5,373)	$1,718

Basic Earnings (Loss) Per Common Share	$(0.33)	$0.11

Diluted Earnings (Loss) Per Common Share	$(0.33)	$0.11

Dividends Declared Per Common Share	$0.01	$0.18

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Six Months Ended June 30,
Dollars in thousands (except per share data)	2009	2008

Interest Income
Interest and fees on loans	$26,765	$32,199
Interest on investment securities-
Tax-exempt	1,742	1,633
Taxable	8,328	9,754
Interest on balances due from banks	27	—
Interest on federal funds sold	—	1

Total interest income	36,862	43,587

Interest Expense
Interest on deposits	10,106	13,859
Interest on borrowed funds	6,358	8,148

Total interest expense	16,464	22,007

Net Interest Income	20,398	21,580
Provision For Loan Losses	12,200	3,900

Net Interest Income After
Provision For Loan Losses	8,198	17,680

Other Income
Income from trust services	1,820	2,246
Service charges and other fees	2,788	3,112
Net gain (loss) on sales of securities	656	48
Other Than Temporary Impairment on securities	(6,400)	—
Portion of OTTI loss recognized in other comprehensive income (before taxes)	5,631	—
Origination fees on mortgage loans sold	231	284
Bank Owned Life Insurance income	665	630
Other	1,570	1,500

Total other income	6,961	7,820

Other Expenses
Salaries and employee benefits	10,834	11,023
Occupancy expense	1,641	1,911
Equipment expense	1,619	1,676
Marketing expense	521	597
Professional fees	867	924
Collection expense	564	427
Net loss on other real estate owned	6,030	389
Other real estate owned expense	766	588
FDIC deposit insurance assessment	1,686	168
Other	2,058	2,158

Total other expenses	26,586	19,861

Income (Loss) Before Income Taxes	(11,427)	5,639
Income Tax Expense (Benefit)	(4,687)	1,274

Net Income	$(6,740)	$4,365

Basic Earnings Per Common Share	$(0.42)	$0.27

Diluted Earnings Per Common Share	$(0.42)	$0.27

Dividends Declared Per Common Share	$0.02	$0.36